                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported):         June 23, 1999
                                                      ---------------------


                       ASCENT ENTERTAINMENT GROUP, INC.
            (Exact name of registrant as specified in its charter)

Delaware                              0-27192                52-1930707
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File No.)              Identification No.)



                      1225 Seventeenth Street, Suite 1800
                            Denver, Colorado  80202
                   (Address of principal executive offices)

                                (303) 308-7000
             (Registrant's telephone number, including area code)
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Item 5. Other Events
        ------------

          On June 23, 1999, Ascent Entertainment Group, Inc. ("Ascent") entered into a definitive agreement (the "Settlement Agreement") providing for the settlement of three lawsuits filed by stockholders in the Delaware Chancery Court in early June 1999. The lawsuits challenged the previously announced proposed sale by Ascent of its sports-related assets (the "Assets"), the Denver Nuggets, a National Basketball Association ("NBA") franchise, the Colorado Avalanche, a National Hockey League ("NHL") franchise, and the Pepsi Center, a new arena in downtown Denver currently under construction by Ascent and scheduled to open for the 1999-2000 NBA and NHL seasons. The Settlement Agreement provides for Ascent to conduct an open auction for the Assets. Ascent will retain Wasserstein Perella & Co. to work with Allen & Company Incorporated in conducting the auction.

          As part of the settlement, Ascent has entered into a new purchase and sale agreement (the "New Sale Agreement") with entities controlled by William and Nancy Laurie that provides that the Lauries may participate in the auction, and that they will purchase the Assets for $400 million in the event that the auction does not produce a superior transaction. Pursuant to the New Sale Agreement, Ascent has agreed to reimburse the Lauries $5 million for their expenses and to pay the Lauries a termination fee in certain circumstances in the event that they do not succeed in the auction and purchase the Assets. The purchase and sale agreement entered into between Ascent and entities controlled by the Lauries on April 25, 1999 was terminated at the time that the parties entered into the New Sale Agreement.

          The Settlement Agreement also provides that Mr. Peter W. May will be appointed to serve as a director of Ascent by no later than June 28, 1999. Mr. May is the President and Chief Operating Officer of Triarc Corporation.
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          Ascent also stated that Mr. Charles Lyons has taken a leave of absence from his position as Chairman and CEO of Ascent and as Chairman of Ascent's 57% owned subsidiary, On Command Corporation. An Ascent director, Mr. Charles Neinas, has agreed to serve as Acting Chairman and CEO of Ascent, and the On Command Board will consider the election of a new Chairman in the near future.

          The descriptions of the Settlement Agreement and the New Sale Agreement contained in this report are only a summary of certain material terms of those agreements, and readers are urged to read the entire agreements which are attached hereto as exhibits and incorporated herein in their entirety.

          Some of the statements in this report are forward-looking and relate to anticipated future events. Forward-looking statements are based on Ascent management's current expectations and assumptions, which may be affected by subsequent developments and business conditions, and necessarily involve risks and uncertainties. Therefore, there can be no assurance that actual future events will not differ materially from anticipated events. Readers should refer to Ascent's other disclosure documents filed with the Securities and Exchange Commission, including its 1998 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 for specific details on some of the factors that may affect future events or operating results.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

     10.1 Settlement Agreement dated June 22, 1999 between the plaintiffs in the actions Tishrei Trading v. Lyons et al., Civil Action No. 17201NC, Shores v. Lyons et al., Civil Action No. 17206NC, and Green v. Lyons et al., Civil Action No. 17211NC, now pending in the Court of Chancery for the State of Delaware in and for New Castle County, and the defendants in such actions.

     10.2 Purchase and Sale Agreement dated as of June 22, 1999 among Ascent Entertainment Group, Inc., Ascent Sports Holdings, Inc., Liberty Denver Arena LLC and EPL, LLC and EPL II, LLC.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascent Entertainment Group, Inc.
--------------------------------



By:/s/ Arthur M. Aaron
   -------------------
Arthur M. Aaron
Vice President, Business and Legal Affairs

Date: June 24, 1999